Calculation of Filing Fee Tables
F-1
Rubico Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, par value $0.01 per share(5) or Pre-funded Warrants to purchase Common Shares(1)(2)(3)(4)	457(o)			$ 8,625,000.00	0.0001531	$ 1,320.49
Fees to be Paid	2	Equity	Class A Warrants to purchase Common Shares(1)	Other				0.0001531	$ 0.00
Fees to be Paid	3	Equity	Common Shares issuable upon exercise of the Class A Warrants(1)(2)	Other			$ 8,625,000.00	0.0001531	$ 1,320.49
Fees to be Paid	4	Equity	Common Shares issuable upon exercise of the Pre-funded Warrants(1)(2)(3)	Other				0.0001531	$ 0.00
Fees to be Paid	5	Equity	Representative Warrants to purchase Common Shares(1)	Other				0.0001531	$ 0.00
Fees to be Paid	6	Equity	Common Shares issuable upon exercise of the Representative Warrants(1)(2)	Other			$ 431,250.00	0.0001531	$ 66.02
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 17,681,250.00		$ 2,707.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,707.00
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the U.S. Securities Act of 1933, as amended (the 'Securities Act'). Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued or resold to prevent dilution as a result of stock splits, stock dividends, recapitalizations, combinations, or similar transactions. (2) In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby. (3) The proposed maximum aggregate offering price of the Common Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum offering price of the Common Shares and pre-funded warrants (including the Common Shares issuable upon exercise of the pre-funded warrants) if any, is $8,625,000. (4) The registrant may issue pre-funded warrants to purchase Common Shares in the offering. The purchase price of each unit including a pre-funded warrant will equal the price per Unit including one Common Share, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per Common Share. (5) Including related preferred stock purchase rights. Preferred stock purchase rights are not currently separable from the Common Shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the Common Shares.

[2]	(1) In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.

[3]	(1) Based on an assumed per-share exercise price for the Class A Warrants of 100% of the public offering price per unit in this offering. (2) Including related preferred stock purchase rights. Preferred stock purchase rights are not currently separable from the Common Shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the Common Shares.

[4]	(1) The proposed maximum aggregate offering price of the Common Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum offering price of the Common Shares and pre-funded warrants (including the Common Shares issuable upon exercise of the pre-funded warrants) if any, is $8,625,000. (2) The registrant may issue pre-funded warrants to purchase Common Shares in the offering. The purchase price of each unit including a pre-funded warrant will equal the price per Unit including one Common Share, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per Common Share. (3) Including related preferred stock purchase rights. Preferred stock purchase rights are not currently separable from the Common Shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the Common Shares.

[5]	(1) In accordance with Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.

[6]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative Warrants are exercisable for a number of Common Shares that is equal to 5.0% of the number of units sold in this offering, at a per share exercise price equal to 100% of the public offering price per unit. (2) Including related preferred stock purchase rights. Preferred stock purchase rights are not currently separable from the Common Shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the Common Shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A